Exhibit 23

                           CHANG G. PARK, CPA, PH. D.
        * 2667 CAMINO DEL RIO S. SUITE B * SAN DIEGO * CALIFORNIA 92108 *
                 * TELEPHONE (858)722-5953 * FAX (858) 761-0341
                         * E-MAIL CHANGGPARK@GMAIL.COM *
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             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Placer Del Mar, Ltd.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Placer Del Mar, Ltd. (An Exploration Stage "Company") as of June 30, 2010 and 2009 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended, and for the period of May 13, 2005 (inception) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Placer Del Mar, Ltd. as of June 30, 2010 and 2009, and the result of its operations and its cash flows for the years then ended and for the period May 13, 2005 (inception) to June 30, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Chang Park
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CHANG G. PARK, CPA
September 14, 2010
San Diego, CA. 92108

        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board